Exhibit 99.1

             Cornerstone Bancshares, Inc. Announces Cash Dividend

    HIXSON, Tenn., Dec. 1 /PRNewswire-FirstCall/ -- Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:
    Cornerstone Bancshares, Inc Board of Directors announced its second dividend since inception. The dividend $.10 a share was announced as an annual dividend which represents a 100% increase over last year's dividend. The dividend was increased due to the Company's success in 2004 and the positive outlook the Company has for 2005. The dividend will be issued to shareholders of record as of December 27, 2004, and will be paid January 18, 2005.
    Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 5 branches and $240 million in assets specializing in business financial services.

SOURCE  Cornerstone Bancshares, Inc.
    -0-                             12/01/2004
    /CONTACT: Frank Hughes, President & COO of Cornerstone Community Bank, +1-423-385-3009, or fax, +1-423-385-3100, or fhughes@cscb-chatt.com /
    /Web site:  http://www.cscbank.com /
    (CSBQ)

CO:  Cornerstone Bancshares, Inc.
ST:  Tennessee
IN:  FIN
SU:  DIV